EXHIBIT 99.2

                            AGREEMENT OF JOINT FILING

THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 3rd day of February 2005, by and among Bonanza Master Fund, Ltd., Bonanza Capital, Ltd., Bonanza Fund Management, Inc. and Bernay Box.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G relating to their ownership (direct or otherwise) of any securities of Next, Inc., a Delaware corporation, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement is intended to satisfy the requirements of Rule 13d-l (k)(l) under the Exchange Act. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                           Date: February 3, 2005

                           BONANZA MASTER FUND, LTD., an exempted company incorporated in the Cayman Islands with limited liability

                           By: /s/ Don Seymour
                               -----------------------
                               Name: Don Seymour
                               Title: Director

                           By: /s/ Aldo Ghisletta
                               -----------------------
                               Name: Aldo Ghisletta
                               Title: Director

                           BONANZA CAPITAL, LTD., a Texas limited partnership

                           By: Bonanza Fund Management, Inc., as General Partner

                           By: /s/ Bernay Box
                               -----------------------
                               Name: Bernay Box
                               Title: President

                           Bonanza Fund Management, Inc., a Texas corporation

                           By: /s/ Bernay Box
                               -----------------------
                               Name: Bernay Box
                               Title: President

                           Bernay Box

                           By: /s/ Bernay Box
                               -----------------------
                               Name: Bernay Box